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                  [Coopers & Lybrand Letterhead appears here]


                                                                EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statement of the Columbus Realty Trust Employee Incentive Plan on Form S-8 to be filed on or about February 24, 1997, of our report dated February 18, 1994, on our audits of the combined financial statements and financial statement schedule of The Texana Group. We also consent to the reference to our Firm under the caption "Experts".


COOPERS & LYBRAND LLP

Dallas, Texas
February, 25, 1997